Exhibit 99.2

                                    SYNTEX
                              PRESS INFORMATION

                                            CONTACT:  Kathleen Gary
                                                      415-855-5924

          FOR IMMEDIATE RELEASE:

                 NEW SYNTEX BOARD AND MANAGEMENT APPOINTMENTS
                   PAVE THE WAY FOR INTEGRATION WITH ROCHE

               Palo Alto, California, September 12, 1994/PR
          Newswire -- The Syntex Board of Directors, under the chairmanship of Mr. Paul Freiman, has announced the election of three new members appointed by the Roche Group. The Roche appointees are Roche Group COO and Head of the Pharmaceuticals Division, Dr. Armin Kessler, Mr. Peter Simon, Head of Roche Group Pharma Operations and Dr. Kenneth Taylor, currently President and Managing Director of Roche Products Ltd. in the U.K.

               Resigning from the Board, were James N. Wilson, Dana
          G. Leavitt, Miriam Stoppard, Leonard Marks, Jr., Marvyn
          Carton, John H. Fried, Howard M. Holtzmann and Charles A.
          Lynch.

               The Syntex Board elected Dr. Kenneth Taylor as
          President of Syntex.  He succeeds Mr. James N. Wilson.

               Dr. Taylor's successor in the Roche U.K.
          organization will be Mr. Nic Holladay, the present
          Managing Director of Syntex's U.K. and Ireland operation.

               A special meeting of Syntex shareholders will be called to approve and adopt the proposed merger between Syntex and the Roche subsidiary, Roche Capital Corporation, after a review of proxy materials for the meeting by the Securities and Exchange Commission.

               These actions follow the completion of a tender offer, through which Roche acquired over 96 percent of the outstanding common stock of Syntex.